Exhibit 10.3
LICENSE AND TECHNOLOGY TRANSFER

AGREEMENT

For

EMIRATES SIMULATION ACADEMY

ARTICLE 1 - DEFINITIONS

"The PARTIES"	shall mean GSE Power Systems Inc., and Emirates Simulation Academy LLC collectively or their permitted successors and assigns.
"LICENSOR"	shall mean GSE Power Systems, Inc. (GSE)
"LICENSEE"	shall mean Emirates Simulation Academy LLC (ESA)
"LICENSED SYSTEMS"
shall mean the each computer program and associated documentation, manual and report. Including each copy, translation, update, or modification of all or any part of Licensed Software, in any medium, delivered to or made by the LICENSEE in accordance with the provisions of this License.

"HARDWARE"	shall mean any computer upon which the LICENSED SOFTWARE is to run,
"ACTIVITIES"
shall mean the design, application system software, application engineering, supply, installation, after--sales services and maintenance of simulators for fossil or process control rooms and their applications in UAE and Export Projects

"EXPORT PROJECTS"	shall mean simulation projects outside the UAE undertaken on a turn-key basis which involve the supply of LICENSED SYSTEMS to be supplied by ESA pursuant to this Agreement.
"TECHNICAL AND ENGINEERING INFORMATION"	shall mean know-how, product bulletins, documentation, manuals, reports and data associated with the technology transferred to LICENSEE.

ARTICLE 2 - LICENSE, AND TECHNICAL ASSISTANCE

2.1
LICENSOR hereby grants to LICENSEE the exclusive, and except as provided in Article 4, non-transferable right to manufacture, use and sell the LICENSED SYSTEMS in the UAE and the non exclusive right to use and sell the LICENSED SYSTEMS elsewhere, in pursuit of the ACTIVITIES, provided however, that unless otherwise agreed in writing by LICENSOR, the LICENSEE shall not sell or export LICENSED SYSTEMS from the UAE for resale to countries where LICENSOR:

(i)	has registered copyrights, patents or topographical rights pertaining to the LICENSED SYSTEMS; or

(ii)	is or has been either directly or indirectly engaged in marketing the LICENSED SYSTEMS; or

(iii)	has granted any exclusive rights to any third party (including any subsidiary or affiliated company of the LICENSOR) for the manufacture or sale of the LICENSED SYSTEMS.

The LICENSE granted to the LICENSEE hereunder shall be limited to the LICENSEE's pursuit of the ACTIVITIES.

2.2
The transfer of Technical and Engineering Information from the LICENSOR to the LICENSEE and the use, manufacture and sale of the LICENSED SOFTWARE pursuant to this LICENSE shall be carried out in English. The Technical and Engineering Information furnished shall be based upon the LICENSOR's accumulated experience up to the date upon which it is furnished and shall be comparable to the Technical and Engineering Information then employed or supplied to others by the LICENSOR in its own operations elsewhere.

ARTICLE 3 - TECHNOLOGY TRANSFER

3.1
The LICENSOR shall transfer technology with respect to engineering design, equipment design, manufacturing commissioning, operation, maintenance, and project management of simulators delivered to LICENSEE.

3.2	The following are the key objectives to be reached through the implementation of the Technology Transfer Plan:

(1)	Understanding of the Simulator Hardware and Software Architecture and Methodology
(2)	Ability to Maintain Simulators:
•	Simulation and Instructor Station computers
•	Plant system software

(3)	Ability to Modify the plant system software
(4)	Ability to operate the simulator and Instructor Station features
(5)	Ability to perform the significant part of the software development activities for future full scope simulators with vendor guidance in areas such as complex systems, integration, and hardware design.

ARTICLE 4 - RIGHTS OF THE LICENSEE TO USE THE LICENSED SOFTWARE

4.1
Pursuant to the LICENSE granted hereby, the LICENSEE shall be entitled to install and use the LICENSED SOFTWARE, as identified in Appendix A, at one or more of the LICENSEE's places of business for purposes of permitting the LICENSEE to pursue its own business and to realize projects relating to the ACTIVITIES.

4.2
The LICENSEE shall at its own exclusive risk further develop and complete the LICENSED SOFTWARE for inclusion in projects falling within the ACTIVITIES and to that end shall be entitled at its own exclusive risk to fabricate or manufacture the LICENSED SOFTWARE and to sell, deliver and install the LICENSED SOFTWARE to its Customers. The LICENSOR, shall not in any case, except as set forth in Article 5, and 6 hereof, be liable for the success, appropriateness or consequences of any such further development, completion, modification, reproduction, fabrication or manufacture undertaken by either the LICENSEE or by any of its Customers.

4.3
The LICENSEE shall be entitled to grant sub-licenses of the LICENSED SOFTWARE. Further the grant of such sub-licenses shall be undertaken at the LICENSEE's sole and exclusive risk, and the LICENSEE agrees to hold the LICENSOR harmless against any and all liability which might be claimed or asserted pursuant to any such sub-license against the LICENSOR for whatever reason.

ARTICLE 5 - WARRANTY

5.1
The LICENSOR warrants that it has proper title and proprietary rights to the LICENSED SOFTWARE and has the right to grant the LICENSEE the LICENSE to use, sell, install, deliver and sublicense the LICENSED SOFTWARE as provided in this Agreement. The LICENSOR also warrants that the copy of each version of the LICENSED SOFTWARE furnished by the LICENSOR, if properly completed by the LICENSEE, installed and used pursuant to the specification document, shall for a period of one year from the date of delivery of the LICENSED SYSTEM by LICENSEE to its Customer (the "Warranty Period") be free from errors in design material and workmanship.

5.2
In the event of any intervention by the LICENSOR requested by the LICENSEE which does not result from a defect in the LICENSED SOFTWARE or from lack of complete operating instructions during the Warranty Period, and of any intervention by the LICENSOR for whatever reasons (such of "debugging") following the end of Warranty Period, the LICENSEE shall pay the LICENSOR for services based on LICENSOR's then current hourly rates for like services.

5.3
The warranties contained in this Article 5 are the only warranties made by the LICENSOR and constitute LICENSEE's sole remedy. These warranties may be extended on behalf of the LICENSOR to any customer, other person or entity.

5.5	This warranty shall not apply if LICENSEE makes any modifications, alternations, deletions or additions to the LICENSED SOFTWARE without the LICENSOR's prior written consent.

ARTICLE 6 - LIABILITY

6.1
The warranties set forth in Article 5 above are in lieu of all other warranties. The LICENSOR disclaims any and all other warranties, whether express or implied, including, but not limited to any implied warranties of merchantability and/or fitness for any particular purpose other than those set forth in the Technical and Engineering Information.

6.2
The LICENSOR shall not be liable for any other damages or losses whether based on contract, tort, product liability, or any other legal theory, including, but not limited to, loss of profits, loss of business, loss of data or use thereof, interruption of business, or for any indirect, special, incidental or consequential damages of any kind, whether under this agreement or otherwise, even if the LICENSOR has been advised of the possibility of such loss. Under no circumstances shall the LICENSOR be liable for any representation or warranty made to any third party by the LICENSEE or by any employees or agents of the LICENSEE.

6.3	Pursuant to this Article 6, LICENSOR shall only be liable for direct damages, but not (or any indirect damages, including special or consequential damages, incurred by LICENSEE.

Notwithstanding anything in this Agreement to the contrary, the LICENSOR's entire liability to LICENSEE for damages and losses shall not exceed the amount of the payment made by LICENSEE to the LICENSOR pursuant to this LICENSE.

ARTICLE 7 - PROPRIETARY INFORMATION

7.1
The Proprietary and Trade Secret Information and the LICENSED SOFTWARE supplied by the LICENSOR to LICENSEE shall be treated confidentially by LICENSEE and its employees. LICENSEE and its Customers do not acquire any rights of ownership in the said Proprietary and Trade Secret Information or in the LICENSED SOFTWARE or in any enhancements or modifications thereof. Except as provided herein, LICENSEE shall not disclose any such Proprietary and Trade Secret Information without the LICENSOR's prior written consent.

7.2
LICENSEE shall not transfer or use the LICENSED SOFTWARE except as expressly allowed under this Agreement, nor shall the LICENSEE create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the Source Code or any part thereof from the Binary Code or from other information made available under this Agreement or otherwise. LICENSEE may, however, at its own expense, make copies of the LICENSED SOFTWARE, operator manuals, training materials, and other terminal-user oriented materials for its own internal use and for the use of properly licensed Customers, so long as copyright notices are also reproduced and displayed in the same manner as on the original.

7.3
The LICENSEE shall protect and shall secure from its Customers the obligation to protect Proprietary and Trade Secret Information and LICENSED SOFTWARE with the same standard of care and procedures which it would use to protect its own most valuable Trade Secrets and Proprietary Information.

ARTICLE 8 - USE OF LICENSEE's DEVELOPMENT BY LICENSOR

Any further development, completion or addition to the LICENSED SOFTWARE including any software developed by the LICENSEE shall be made available to the LICENSOR who shall be entitled with the LICENSEE to joint ownership and proprietary rights therein. The LICENSOR shall he entitled to use, copy, further develop, adapt, complete, sell, deliver, install or license the Resulting Developments free of any charge. In the event the LICENSEE ceases to exist or cease its pursuit to the ACTIVITIES, the LICENSOR shall become the sole owner and proprietor of the Resulting Developments, provided that the LICENSEE shall, free of charge, he entitled to use, copy, develop, adapt, complete, sell the Resulting Developments.

ARTICLE 9 - USE OF CUSTOMER'S DEVELOPMENTS OF LICENSEE BY LICENSOR

Whenever the LICENSEE shall be granted a license to use any Software developed by or for any of its Customers, the LICENSEE shall sublicense the above developments to the LICENSOR at the same terms and conditions.

ARTICLE 10 - RECORDS

At the LICENSOR'S requests, the LICENSEE agrees and shall use all reasonable endeavors to obtain the agreement of its customers to allow the LICENSOR's auditors to audit and analyze appropriate accounting records of the LICENSEE or of its Customers to ensure compliance with all terms of this Agreement. If an audit discloses any errors or omissions, appropriate adjustments shall be made promptly.

ARTICLE 11 - INTELLECTUAL PROPER1Y

11.1	The trademarks and tradenames under which the LICENSED SOFTWARE is licensed are the property of LICENSOR. This Agreement gives LICENSEE no rights to such trademarks and tradenames.

LICENSEE shall not market the LICENSED SOFTWARE under any other or different name than that specified by the LICENSOR.

11.2
LICENSEE agrees to maintain and respect the trademark, tradename, and copyright notices for the LICENSED SOFTWARE and all documentation in connection with its advertisement, distribution and sublicensing.

11.3
The LICENSOR will indemnify and hold the LICENSEE harmless against any damages that may be awarded or agreed to be paid to any third party in respect of any claim or action that the LICENSED SOFTWARE furnished hereunder and used within the scope of the License granted hereunder, infringes any patent, copyright, registered design or trade mark or trade name rights, provided that the LICENSEE notifies the LICENSOR promptly in writing of any claim. The LICENSOR shall bear the cost of defending such claims and shall be given equal opportunity and representation in the defense of any such claim and all related settlement negotiations any settlement agreement.

11.4
Should the LICENSED SOFTWARE become, or be likely to become, in the LICENSOR's opinion, the subject of a claim of infringement of any copyright or patent, the LICENSOR may procure from the LICENSEE the right to continue using the LICENSED SOFTWARE, or replace or modify it to make it non-infringing. The LICENSOR shall have no liability for, the LICENSEE shall indemnify and hold the LICENSOR harmless from any liability arising from (1) the use of other than a current unaltered design of the LICENSED SOFTWARE or (2) the use, operation, or combination of the LICENSED SOFTWARE with products or technology of any party other than those of the LICENSOR, provided such infringement would have been avoided but for such use, operation or combination, and provided further that the LICENSOR notifies the LICENSEE promptly in writing of any claim or action commenced against the LICENSOR. The LICENSOR shall bear the cost of defending such claims and shall be given equal opportunity and representation in the defense of any such claim or action and all related settlement negotiations and any settlement agreement.

The foregoing states the entire liability of the LICENSOR with respect to infringement of copyright or patents.

ARTICLE 12 . TERM AND TERMINATION

12.1	This Agreement and the rights and protections herein shall continue and remain in force for a period of ten (10) years from the date hereof.

12.2
The LICENSOR may terminate this Agreement upon thirty (30) days written notice if the LICENSEE having been duly notified in writing and given ample opportunity to remedy, fails to meet any of its material obligations under this agreement, including, but not limited to, the following:

12.2.1 Breach of any provision of this agreement which is intended to protect the LICENSOR's proprietary rights in the LICENSED SOFTWARE or its Proprietary and Trade Secret Information.

12.3	This Agreement shall terminate automatically if anyone of the following conditions occurs:

(a) Any unwarranted attempt to assign, sublicense or transfer this Agreement or any rights granted hereunder except as authorized herein;

(b) Either PARTY becomes insolvent or files a petition in bankruptcy, and/or a receiver is appointed to take charge of all or part of LICENSEE's property;

12.4	Upon termination of this agreement for any reason after than the default of the LICENSOR, LICENSEE shall discontinue all use of the LICENSED SOFTWARE and shall return to the LICENSOR:

(1) all copies of all Software included in the LICENSED SOFTWARE;

(2) all documentation for the LICENSED SOFTWARE; and

(3) all proprietary and Trade Secret Information in its possession or under its control, all within twenty (20) days from the date of termination.

12.5
In the event of termination of this Agreement or any sublicense granted pursuant to this Agreement, the obligations of LICENSEE with respect to the LICENSOR's proprietary rights and Proprietary and Trade Secret Information concerning the LICENSED SOFTWARE shall continue and remain in effect until such time as the proprietary information becomes parts of the public domain.

12.6
If this Agreement is terminated, all of the LICENSEE's rights to the sublicenses entered into under this Agreement shall be transferred to the LICENSOR. It is agreed that the LICENSOR assumes no liabilities or obligations with respect to such sublicenses as a result of this provision. Termination of this Agreement shall not affect the rights of any Customer to use the LICENSED SOFTWARE which it has previously acquired from the LICENSEE.

12.7
Nothing contained in this Article 12 shall limit any other remedies which either PARTY may have for the default by the other PARTY under this Agreement. Both PARTIES understand and acknowledge that violation of either PARTY's obligations pursuant to this Agreement may cause the other PARTY irreparable harm and damage, which may not be recovered at law.

ARTICLE 13 - ASSIGNMENT

13.1
Neither this Agreement nor any rights, obligations, or licenses granted hereunder may be assigned, extended or otherwise transferred by LICENSEE, nor shall they inure to the benefit of any trustee in bankruptcy, receiver or other successor of LICENSEE whether by operation of law or otherwise, without the written consent of LICENSOR. Any assignment or transfer without such consent and approval shall be null and void and shall constitute a breach of this Agreement.

13.2
LICENSOR may assign this agreement to any company, directly or indirectly owned or controlled by LICENSOR and/or to any company with which LICENSOR may merge or consolidate or to which it may sell part or all of its business related to the LICENSED SOFTWARE provided that such company shall assume and agree to perform the obligations of LICENSOR under this Agreement. For the purpose of this paragraph, ownership or control means an ownership or controlling interest, either direct or indirect, representing at least 50% of the voting capital.

ARTICLE 14 - ARBITRATION

Any claim or controversy arising out of or relating to this Agreement or to any breach thereof that cannot otherwise be settled amicably between the PARTIES shall be finally settled through arbitration in accordance with laws of the United Kingdom.

ARTICLE 15 - EXPORT REQUIREMENTS

15.1
LICENSEE acknowledges and agrees that the delivery of LICENSED SYSTEMS and proprietary information may be subject to prior specific export authorization by the U.S. Department of Commerce, Office of Export Licensing. LICENSOR agrees to use its best efforts to obtain a license authorizing export of LICENSED SYSTEMS and proprietary information to LICENSEE. In the event the application for a license to export to LICENSEE is denied (or granted subject to conditions that prevent performance under this Agreement by LICENSOR) LICENSOR and LICENSEE shall be relieved of any inconsistent obligations set forth in this Agreement without giving rise to a claim of breach or violation of this or any related Agreement by any Party.

15.2
LICENSEE agrees to comply with all U.S. Government regulations applicable to the export or re-export of LICENSED SYSTEMS and proprietary information. LICENSEE will obtain written approval by LICENSOR prior to disclosing (including through training or marketing) any of the LICENSED SYSTEMS or proprietary information to any persons who are not nationals of the United Arab Emirates.

ARTICLE 16 - MISCELLANEOUS

16.1	The validity, construction and performance of this Agreement shall be governed in all respects by the laws of United Kingdom without reference to any rules of conflicts of laws.

16.2	This Agreement may be modified only in writing and signed by both Parties.

16.3
If any part of this Agreement is declared void and unenforceable by any judicial or administrative authority, this will not ipso facto nullify the remaining provisions and the PARTIES will replace the void provision by one having the same spirit. However if such void provision goes to the heart of this Agreement, this Agreement shall terminate upon fifteen (15) days written notice from the LICENSOR to the LICENSEE.

16.4
Any failure by either PARTY to enforce any of the provisions of this Agreement or to require at any time performance by the other PARTY of any of the provisions hereof, shall in no way affect the validity of this Agreement or any part thereof, or the right of either PARTY thereafter to enforce each and every such provision.

16.5
Notice under this Agreement shall be sufficient only if mailed or personally delivered to the PARTIES at their respective addresses set forth below or as they may subsequently be modified in writing by the receiving PARTY thereafter to enforce each and every such provision.

for the LICENSOR:

____________________

GSE Power Systems, Inc.
9189 Red Branch Road
Columbia, Maryland, USA 21045 USA
Attention: Hal D. Paris
Senior Vice President
GSE Systems

For the LICENSEE:

Emirates Simulation Academy LLC.
__________________
__________________
UAE
Attention:

IN WITNESS WHEREOF, the PARTIES hereto have caused this Agreement to be executed in duplicate by their authorized officers or representatives the day and year first above written.

APPENDIX A

LICENSED SOFTWARE SYSTEMS

    SimSuiteTM Pro Software Development System
    SimExecTM Executive Software Development System
    Plant System Models
    JADETM Java Application Development Environment Software System